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                                                                 EXHIBIT 10.31


                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT (the "Agreement") is made and entered into as of the ninth day of April, 1998, by and between Advanced Neuromodulation Systems, Inc. ("ANS"), Quest Medical, Inc. (the "Parent"), (the Parent, ANS, and, in the event of a merger of the two companies, any surviving entity, hereinafter referred to as "the Companies," "either Company," or "each Company" according to the context) and F. Robert Merrill III ("Employee").

                                 R E C I T A L S

         The Companies have special expertise in their businesses that has enabled them to provide unique career opportunities for their employees.

         The Companies' growth depends, to a significant degree, on their possession of more and better information than that available to their competitors concerning a number of matters, including but not limited to, research, systems, development, marketing, management and other information not generally known to others in each Company's industry. To obtain such information and use it successfully, the Companies have made significant investments in research, business development, customer satisfaction methods and techniques, business process improvements and other developments in marketing methods and providing services to their customers. This unique and special expertise in pooling this information has enabled the Companies to conduct their businesses successfully and thus provide potential employment opportunities for their employees.

         The parties acknowledge that Employee has his own valuable knowledge and training in certain of the areas in which the Companies conduct their businesses but that his knowledge will be enhanced by this employment.

         Employee recognizes that unless the Companies impart to him their special expertise, he would be less effective and of less benefit to the Companies. Employee further acknowledges that without the additional knowledge to be imparted to him by the Companies, he will be less valuable than would otherwise be the case in their businesses.

         Employee understands and acknowledges that a covenant not to compete and a restriction on disclosure of confidential information is essential to the continued growth and stability of each Company's businesses and to the continuing viability of such businesses in the event the Employee's employment is terminated as expressly permitted under the terms and limitations of this Agreement.

         The Employee desires employment as an Employee of the Companies under the terms and conditions of this Agreement and further desires to be given access to each Company's proprietary information.

         The Companies desire to employ Employee under the terms and conditions of this Agreement.
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         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

         1. Employment. Subject to the terms and conditions set forth in this Agreement, the Companies employ Employee, and Employee hereby accepts such employment by the Companies.

         2. Duties of Employee.

            (a) Employee shall serve in the capacities of Executive Vice President- Finance, Chief Financial Officer, Secretary and Treasurer of Quest/ANS, and shall be subject to supervision by the President/Chief Executive Officer of Quest/ANS. In the event of a merger of Quest and ANS, Employee shall serve as Executive Vice President- Finance, Chief Financial Officer, Secretary and Treasurer of the surviving entity. In such capacities, Employee shall have all necessary powers to discharge his responsibilities. Employee shall have all powers granted by the Bylaws of the Companies to the Executive Vice President, Chief Financial Officer, Secretary and Treasurer, as applicable, and Employee shall report to the President/Chief Executive Officer of such corporation.

            (b) During the term of this Agreement, and thereafter so long as Employee is employed by either Company, Employee shall devote his full business time and effort to the performance of his duties and responsibilities as an officer of ANS and the Parent. Notwithstanding the foregoing, Employee may spend reasonable amounts of time on personal civic and charitable activities that do not interfere with the performance of his duties and responsibilities to ANS and the Parent. In addition, Employee may, subject to prior approval by the Board of Directors of Quest/ANS, spend reasonable amounts of time serving on boards of directors for other companies, provided that such service does not, in the sound discretion of the Board of Directors of Quest/ANS, constitute or create a conflict of interest.

            (c) Employee shall observe and comply with the written rules and regulations of each Company respecting their businesses and shall carry out and perform the directives and policies of the Companies as they may from time to time be stated to Employee in writing by the President/Chief Executive Officer.

            (d) Employee shall maintain accurate business records as may from time to time be required by the Companies. Such records may be examined by the Companies, at all reasonable times after written request is delivered to Employee. Any such document shall be delivered to each Company promptly upon request.

            (e) Employee agrees not to solicit or receive any income or other compensation from any third party in connection with his employment with the Companies. Employee agrees, upon written request by either Company, to render an accounting of all transactions relating to his business endeavors during the term of this employment hereunder.

         3. Term. The term of this Agreement (the "Term") shall commence effective as of April ninth, 1998 (the "Effective Date") and continue until the second anniversary of the Effective

Date, unless Employee's employment is earlier terminated in accordance with
Section 9 of this Agreement. Upon expiration of the term of this Agreement, Employee shall remain an "at will" employee of the Companies but shall still be subject to and bound by the terms of this Agreement. In the event of a merger of Quest and ANS, this Agreement shall remain in full force and effect, with all rights and obligations of the Companies hereunder passing to the surviving entity.

         4. Salary. Commencing on the Effective Date, the Companies will pay Employee a minimum base annual salary during the term of this Agreement for his services as an officer of $121,000.00, which shall be payable in accordance with the Companies' standard payroll practice, but not less than monthly. Such base salary shall not include any benefits made available to Employee or any contributions or payments made on his behalf pursuant to any employee benefit plan or program of the Companies, including any health, disability or life insurance plan or program, 401-K plan, cash bonus plan, stock incentive plan, retirement plan or similar plan or program of any nature. The Companies shall review Employee's salary on a semi-annual basis, and shall increase the annual salary of Employee from time to time as may be warranted in accordance with the Companies' compensation policies. ANS shall have no separate salary obligation to Employee.

         5. Bonus Compensation. The Companies may pay Employee an annual performance-based cash bonus in accordance with Company policy established by the board from time to time. ANS shall have no separate bonus obligation to Employee.

         6. Stock Options: The Companies shall, upon execution of this Agreement, grant Employee a total of 50,000 non-transferable stock options to purchase shares of Quest Common Stock. A total of 12,500 options (25%) shall vest immediately upon execution of this Agreement. An additional 37,500 options (25%) shall vest on each of the first, second, and third anniversaries of the grant, respectively. All options conferred through this grant shall expire in ten years, and shall be granted at the market price for the Companies' Common Stock as of the date preceding the grant.

         7. Employee Benefits. During the term of this Agreement, the Companies shall provide Employee with all benefits made available from time to time by the Companies to their employees and/or officers generally and to employees who hold positions similar to that of Employee (including benefits granted to other officers of the Companies), such benefits to be in accordance with the Companies' policies except that if Employee's employment with the Companies is terminated, Employee's cash severance payments shall be in accordance with
Section 9 of this Agreement, in lieu of cash severance payments provided by the policies of the Companies. Specifically, Employee's benefits shall include participation in medical, dental and vision plans or programs (providing coverage for Employee's immediate family); disability insurance; 401-K plans; life insurance payable to Employee's designated beneficiary and paid vacation. ANS shall have no separate obligations to Employee with respect to employee benefits. In the event that Employee's employment with the Companies is terminated, the Companies agree to pay premiums associated with Employee's election to continue health benefits provided hereunder consistent with past practices.


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     8.  Reimbursement of Expenses. The Company shall reimburse Employee for all expenses actually and reasonably incurred by him in the business interests of ANS and/or Parent. Such reimbursement shall be made to Employee upon appropriate documentation of such expenditures in accordance with the Companies' written policies.

     9. Early Termination. It is the desire and expectation of each party that the employer-employee relationship shall continue for the full term specified herein and be a pleasant and rewarding experience for the parties hereto. The Companies shall, however, be entitled to terminate Employee's employment at any time before or after the Effective Date with or without Cause (as defined in this Section 9). Termination shall be at the initiation of the President/Chief Executive Officer, but requires approval by majority vote of the board of directors of the Parent.

         If Employee's employment is terminated without Cause, the Companies shall pay Employee severance compensation pursuant to the following formulas:

         (a) In the event of a termination without Cause occurring prior to the one-year anniversary of this Agreement, Employee shall receive severance payments equivalent to his salary payable under this Agreement, including a prorated bonus (as defined in Section 5) for the current year, from the date of termination through April 9, 2000.

         (b) In the event of a termination without Cause occurring at any time after the one-year anniversary of this Agreement, Employee will receive twelve (12) months' salary as severance and a prorated bonus (as defined in Section 5) for the current year.

         In each case, severance payments shall be made in equal installments on the Companies' semi-monthly payroll dates, provided however, the prorated bonus will be paid when the bonus is paid to other officers of the Company.

         If Employee dies, is unable to perform his duties and responsibilities as a result of disability that continues for 90 consecutive days or more ("Disability"), voluntarily resigns from the Companies, or is terminated for "Cause," the Company shall pay Employee (or his estate, executor or legal representative, as appropriate) any salary and bonus that has accrued to the date employment ceases, and the Company's obligations to pay additional salary or cash compensation or benefits shall terminate as of such date.

         "Cause," for the purpose of this Agreement, shall mean the occurrence of any of the following events:

         (a) Performance by Employee of illegal or fraudulent acts, criminal conduct or willful misconduct relating to the activities of the Companies;

         (b) A conviction of or nolo contendere plea by Employee for any criminal acts involving moral turpitude having or reasonably likely to have a material adverse effect upon each Company, including, without limitation, upon their profitability, reputation or goodwill;
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         (c) Willful or grossly negligent failure by Employee to perform his duties in a manner consistent with the Companies' best interests;

         (d) Willful refusal by Employee to carry out reasonable written instructions of the Companies' President/Chief Executive Officer or the Boards of Directors not inconsistent with the provisions of this Agreement;

         (e) Violation by Employee of any of Employee's covenants and agreements contained in Sections 10, 11 or 12 of this Agreement;

         (f) Any other material breach of Employee's obligations hereunder, which he fails to cure within thirty (30) days after receiving written notice thereof.

     10. Non-Competition Agreement.

         (a) Employee understands and each Company promises that during the course of his employment by the Companies, Employee will have access to and the benefit of the information referred to in the Recitals above, specifically Trade Secrets and Confidential Information, and will represent each Company and develop contacts and relationships with other persons and entities, including but not limited to customers, potential customers and other employees of such entities. To protect the Companies' interest in preserving their Trade Secrets, Confidential and other protected information and in the Business Good Will generated by new contacts and relationships, and as a direct inducement and consideration for the Companies' promises to provide new Trade Secrets, new Confidential Information and new contacts, the Employee agrees and covenants to the duties and obligations created by this covenant not to compete.

         (b) The Employee agrees that all duties assumed by this not to compete include any actions taken by the Employee directly or indirectly, either as an individual or as an employee, partner, officer, director, shareholder, advisor, or consultant or in any other capacity whatsoever, of any person (other than ownership of less than 1% of the issued and outstanding voting securities of a publicly held corporation).

         (c) The employee covenants he:

             (1) will not recruit, hire, assist others in recruiting or hiring, discuss employment with, or refer to others for employment any person who is, or within the 12 month period immediately preceding the date of any such activity was, an employee of either Company or any of their affiliates;

             (2) Employee agrees that during the term of his employment with the Companies and for a period of one (1) year thereafter, without regard to the party terminating such employment or the reason for termination, if any, Employee will not, without prior written approval by the Board of Directors for Quest/ANS, in the United States or in any foreign country in which either Company is then marketing its products or services, directly or indirectly engage in or own or control an interest in (except as to those investments held at the effective date of this agreement or as a passive investor in publicly held companies, i.e., Employee and Employee's relatives do not own of record, or beneficially, an aggregate of more than one percent [1%] of any class of outstanding securities) or act as an officer, director, or employee of, or consultant or adviser to, any firm, corporation, institution or entity, directly or indirectly in competition with or engaged in a business substantially similar to that of Employer, including the research, development, manufacture, sale or marketing of products, devices, instruments, methods or techniques (or any related services or activities) similar to any products, devices, instruments, methods or techniques which either Company is engaged in the research of, development of, manufacture, selling, or marketing, or has under consideration to do the same (whether or not such products, devices, instruments, methods or techniques or the technology related thereto were obtained from Employee), during the term of the Employee's employment. This provision 10(c)(2) is not intended to, and shall not be construed in such a manner as to, prevent Employee from securing gainful employment within the health care industry except with those entities whose products, devices, instruments, methods or techniques (or any related services or activities) substantially compete with those of the Companies.

         (d) It is understood and agreed that the scope of the foregoing covenant is reasonable as to time, scope and geography and is necessary to protect the legitimate business interests of the Companies, in the Confidential Information and Trade Secrets the Companies have promised to share with Employee. It is further agreed that such covenant will be regarded as divisible and will be operative as to time, area and persons to the extent that it may be so operative, and if any part of such covenant is declared invalid, unenforceable, or void as to time, area or persons, the validity and enforceability of the remainder will not be affected.

         (e) If Employee violates the restrictive covenants of this Section 10 and the Companies bring legal action for injunctive or other relief, neither Company shall be deprived of the benefit of the full period of the restrictive covenant, as a result of the time involved in obtaining the relief. Accordingly, to the extent allowed by law, the Employee agrees that the restricted period following the term of employment shall have a duration of two years, and the regularly scheduled expiration date of such covenant shall be extended by the same amount of time that Employee is determined to have violated such covenant.

     11. Confidentiality. Employee acknowledges that he has learned and will learn Confidential Information (as defined herein) relating to the business conducted and to be conducted by the Companies. The Companies promise to provide all needed Confidential Information to the Employee. Employee agrees that he will not during the term of employment with the Companies or at any time after the termination of such employment, without regard to the party terminating such employment, except in the normal and proper course of his duties hereunder, disclose or use or authorize any third party to disclose or use any such Confidential Information, without prior written approval of the Companies. As used in this Section 11, "Confidential Information" shall mean information disclosed to or known to Employee as a direct or indirect consequence of or through his employment with the Companies, about the Companies' business, methods, business plans, operations, products, processes, and services, including, but not limited to, information relating to research, development, inventions, recommendations, programs, systems, and systems analyses, flow charts, finances, and financial statements, marketing plans and strategies, merchandising, pricing strategies, merchandise sources, client sources, system designs, procedure manuals, automated data programs, financing methods, financial projections, terms and conditions of arrangements of any business, computer software, terms and conditions of business arrangements with customers or suppliers, reports, personnel procedures, supply and services resources, names and addresses of clients, the Companies' contacts, names of professional advisors, and all other information pertaining to customers and suppliers, including, but not limited to assets, business interests, personal data and all other information pertaining to the Companies, clients or suppliers whatsoever, including all accompanying documentation therefor. All information disclosed to Employee, or to which Employee has access during the period of his employment, for which there is any reasonable basis to be believed is, or which appears to be treated by the Companies as Confidential Information, shall be presumed to be Confidential Information hereunder. Confidential Information shall not, however, include information that (i) is publicly known or becomes publicly known through no fault of Employee, or (ii) is generally or readily obtainable by the public, or
(iii) constitutes general skills, knowledge and experience acquired by Employee before and/or during his employment with ANS and the Parent.

             Employee agrees that all documents of any nature pertaining to activities of the Companies or their affiliates, or that include any Confidential Information, in his possession now or at any time during the term of his employment, including without limitation, memoranda, notebooks, notes, data sheets, records and computer programs, are and shall be the property of such entity and that all copies thereof shall be surrendered to the appropriate entity upon termination of his employment.

         12. Inventions; Developments. Employee agrees to notify the Companies of any discovery, invention, innovation, or improvement which is related to the Business or to the business of any customer or supplier (collectively called "Developments") conceived or developed by Employee during the term of the Employee's employment. Developments shall include, without limitation, developments in computer software, logical systems, algorithms, and any or all other intellectual properties related to the Business. All Developments, including but not limited to all written documents pertaining thereto, shall be the exclusive property of ANS or the Parent, as the case may be, and shall be considered Confidential Information subject to the terms of this Agreement. Employee agrees that when appropriate, and upon written request of ANS or the Parent, the Employee will acknowledge that Developments are "works for hire" and will file for patents or copyrights with regard to any or all Developments and will sign documentation necessary to evidence ownership of Developments in ANS or the Parent.

         13. Exit Interview. To insure a clear understanding of this Agreement, including but not limited to the protection of the Companies' business interests, Employee agrees, at no additional expense to the Companies, to engage in an exit interview with the Companies prior to Employee's departure from the Companies at a time and place designated by the Companies. In the event that the exit interview takes place in a location outside of the Dallas/Fort Worth metropolitan area, the Companies agree to reimburse Employee for reasonable expenses associated with his travel to and from said exit interview.

         14. Right of Setoff. The Companies shall be entitled, at their option and not in lieu of any other remedies to which they may be entitled, to set off any amounts due Employee or any affiliate of Employee against any amount due and payable by Employee or any affiliate of Employee to the Companies ("Set-Offs") pursuant to this Agreement or otherwise, provided that the Set-Offs are set forth in detail in writing with supporting evidence to substantiate each Set-Off.

         15. Notice Provision. Any notice, demand or request required or permitted to be given or made under this Agreement shall be in writing and shall be deemed given or made when delivered in person, when sent by United States registered or certified mail, or postage prepaid, or when telecopied to a party at its address or telecopy number specified below:

             If to ANS:

             Advanced Neuromodulation Systems, Inc.
             201 Allentown Parkway
             Allen, Texas 75002

             Telecopy number:  (972) 390-9687

             If to the Parent:

             Quest Medical, Inc.
             201 Allentown Parkway
             Allen, Texas 75002

             Telecopy number:  (972) 390-9687

             If to Employee:

             F. Robert Merrill III
             3329 Leigh Drive
             Plano, TX   75002

             Telecopy number:

             The parties to this Agreement may change their addresses for notice in the manner provided above.

         16. Headings Non-binding. All section titles and captions in this Agreement are for convenience only, shall not be deemed part of this Agreement, and in no way shall define, limit, extend or describe the scope or intent of any provisions hereof.

         17. Words to have Contextual Meaning. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Additionally, the words "and" and "or" shall be given their contextual meaning and not be interpreted blindly as being solely conjunctive or disjunctive, as the case may be.

         18. Execution of Agreement. The parties shall execute all documents, provide all information and take or refrain from taking all actions as may be reasonably necessary or appropriate to achieve the purposes of this Agreement.

         19. Partial Assignment Clause. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their representatives and permitted successors and assigns. Employee's duties hereunder are personal services and are not assignable. Except for the provisions of Sections 10, 11 and 12 of this Agreement, which are intended to benefit ANS' and the Parent's affiliates as third party beneficiaries, or as otherwise expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties to this Agreement, their respective representatives and permitted successors and assigns, any rights, remedies or obligations under or by reason of this Agreement. In the event of a merger of Quest and ANS, the rights conferred upon Employee hereunder shall survive, and all attendant obligations of Quest and/or ANS hereunder shall be assumed by the surviving entity.

         20. Limitation of Benefits Clause. None of the provisions of this Agreement shall be for the benefit of or enforceable by any creditors of the parties, except as otherwise expressly provided herein.

         21. Non-waiver Provision. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

         22. Multiple Originals. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

         23. CHOICE OF LAWS. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW.

         24. Subject Claims; Initiation of Binding Arbitration. The matters, claims, rights, and obligations subject to these arbitration provisions include all rights, claims and obligations arising out of or relating to this Agreement or to the employee's employment and/or its termination, including, without limitation, any and all claims, rights or causes of action which may ever arise or be asserted under any federal, state, local or foreign statutory, regulatory or common law, and including, without limitation, claims of discrimination, wrongful discharge or termination, breach of contract, tort (such as intentional infliction of emotional distress, libel, slander, wrongful invasion of privacy or personal injury), workers compensation or unemployment compensation. All of the foregoing types of matters, claims, rights and obligations subject to these arbitration provisions are herein called "Subject Claims". In the event of a dispute relating to any Subject Claim, then, upon notice by any party to the other parties (an "Arbitration Notice") and to American Arbitration Association ("AAA"), Dallas, the controversy or dispute shall be submitted to a sole arbitrator who is independent and impartial, for binding arbitration in Dallas, Texas, in accordance with AAA's National Rules for the Resolution of Employment Disputes (the "Rules") as modified or supplemented hereby. The parties agree that they will faithfully observe this agreement and the Rules and that they will abide by and perform any award rendered by the arbitrator. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 116 (or by the same principles enunciated by such Act in the event it may not be technically applicable). The award or judgment of the arbitrator shall be final and binding on all parties and judgment upon the award or judgment of the arbitrator may be entered and enforced by any court having jurisdiction. If any party becomes the subject of a bankruptcy, receivership or other similar proceeding under the laws of the United States of America, any state or commonwealth or any other nation or political subdivision thereof, then, to the extent permitted or not prohibited by applicable law, any factual or substantive legal issues arising in or during the pendency of any such proceeding shall be subject to all of the foregoing mandatory mediation and arbitration provisions and shall be resolved in accordance therewith. The agreements contained herein have been given for valuable consideration, are coupled with an interest and are not intended to be executory contracts. The fees and expenses of the arbitrator will be shared equitably (as determined by the arbitrator) by all parties engaged in the dispute or controversy.

         Selection of Arbitrator. Promptly after the Arbitration Notice is given, AAA will select five possible arbitrators, to whom AAA will give the identities of the parties and the general nature of the controversy. If any of those arbitrators disqualifies himself or declines to serve, AAA shall continue to designate potential arbitrators until the parties have five to select from. After the panel of five potential arbitrators has been completed, a two page summary of the background of each of the potential arbitrators will be given to each of the parties, and the parties will have a period of 10 days after receiving the summaries in which to attempt to agree upon the arbitrator to conduct the arbitration. If the parties are unable to agree upon an arbitrator, then one of the parties shall notify AAA and the other party, and AAA will notify each party that it has five days from the AAA notice to strike two names from the list and advise AAA of the two names stricken. After expiration of the strike period, if all but one candidate has been stricken, the remaining one will be the arbitrator, but, if two or more have not been stricken, AAA shall select the arbitrator from one of those not stricken. The decision of AAA with respect to the selection of the arbitrator will be final and binding in such case.

         No Litigation; Damages Limitation. Unless and only to the extent mandatory arbitration is validly prohibited or limited by applicable statute or regulation, no litigation or other proceeding may ever be instituted at any time in any court or before any administrative agency or body for the purpose of adjudicating, interpreting or enforcing any of the rights, duties, liabilities or obligations of the parties hereto or any rights, duties, liabilities or obligations relating to any Subject Claim, whether or not covered by the express terms of this Agreement, or for the purpose of adjudicating a breach or determination of the validity of this Agreement, or for the purpose of appealing any decision of an arbitrator, except a proceeding instituted (i) for the purpose of having the award or judgment of an arbitrator entered and enforced or
(ii) to seek an injunction or restraining order (but not damages in connection therewith) in circumstances where such relief is available. Unless and only to the extent a limitation of damages is validly prohibited or limited by applicable statute or regulation, no punitive, exemplary or consequential damages may ever be awarded by the arbitrator or anyone else, and each of the parties hereby waives any and all rights to make, claim or recover any such damages.

             Arbitration Hearing. Within 20 days after the selection of the arbitrator, the parties and their counsel will appear before the arbitrator at a place and time designated by the arbitrator for the purpose of each party making a one hour or less presentation and summary of the case. Thereafter, the arbitrator will set dates and times for additional hearings in accordance with the Rules until the proceeding is concluded. The desire and goal of the parties is, and the arbitrator will be advised that his goal should be, to conduct and conclude the arbitration proceeding as expeditiously as possible. If any party or his counsel fails to appear at any hearing, the arbitrator shall be entitled to reach a decision based on the evidence which has been presented to him by the parties who did appear.

         25. Severability and Reformation. If any provision of this Agreement is declared or found to be illegal, unenforceable, or void, in whole or in part, then the parties shall be relieved of all obligations arising under such provision, but only to the extent that it is illegal, unenforceable or void, it being the intent and agreement of the parties that this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it legal and enforceable while preserving its intent or, if that is not possible, by substituting therefor another provision that is legal and enforceable and achieves the same objectives.

         26. Written Amendments Provision. No supplement, modification or amendment of this agreement or waiver of any provision of this Agreement shall be binding unless executed in writing by all parties to this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement (regardless of whether similar), nor shall any such waiver constitute a continuing wavier unless otherwise expressly provided.

         27. Actions to Enforce Non-Compete, Confidentiality or Inventions. Employee acknowledges and agrees that ANS and the Parent would be irreparably harmed by any violation of Employee's obligations under Sections 10, 11 and 12 hereof and that, in addition to all other rights or remedies available at law or in equity, ANS and the Parent will be entitled to injunctive and other equitable relief to prevent or enjoin any such violation. Additionally, both parties agree that irrespective of their agreement to arbitrate, either party may seek to have its rights under Sections 10, 11 or 12 of this agreement enforced by legal or equitable action in a Court of Competent jurisdiction. The provisions of Sections 10, 11 and 12 hereof will survive any termination of this Agreement, in accordance with their terms.

         28. Written Consent for Assignment. No party may assign this Agreement or any rights or benefits thereunder without the written consent of the other parties to this Agreement.

         29. Choice of Forum. Any action initiated pursuant to paragraph 27 must proceed in a Texas District Court in Collin County, Texas. If such an action can not proceed in District Court due to jurisdictional limitations, then it shall proceed in any State or County court of competent jurisdiction in Collin County, Texas.

            EXECUTED as of the date first above written.

                                     QUEST MEDICAL, INC. AND ITS SUBSIDIARY,
                                     ADVANCED NEUROMODULATION SYSTEMS, INC.


                                     By: /s/ Hugh Morrison
                                         -------------------------------------
                                             Hugh Morrison
                                             Chairman of the Board


                                        /s/  F. Robert Merrill III
                                         -------------------------------------
                                             F. Robert Merrill III